Exhibit 10.2

FIRST AMENDMENT TO
CONVERTIBLE PROMISSORY NOTES

THIS IS AMENDMENT (the “Amendment") being executed and delivered by and between Drinks Americas Holdings, Ltd., a Delaware corporation ("Drinks"), and IBC Funds LLC ("IBC"), and dated as of January 9, 2014 (the “Amendment Date”) in order to amend:

(1)	that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $70,000 (the “$70,000 Note”);

(2)	that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $150,000 (the “$150,000 Note”); and

(3)	that certain 8% Convertible Unsecured Promissory Note due as of May 1, 2013 in the principal amount of $200,000 (the “$200,000 Note”);

RECITALS

WHEREAS, pursuant to certain Note Purchase Agreements dated as of October 29, 2013,  November 25, 2013 and January 6, 2014 by and between IBC and Jose Manuel Toscana Gonzalez (the “Assignor”), IBC purchased the ownership interest in the $70,000 Note, the $150,000 Note and the $200,000 Note (collectively the “Notes”), which Notes were originally issued to World Wide Beverage Imports, LLC (“WBI”) in satisfaction of certain trade payables owed by the Company to WBI and WBI assigned the Notes to the Assignor, on November 1, 2012, in satisfaction of certain trade payables owed by WBI to the Assignor;

WHEREAS, The parties to this Amendment wish to (i) amend certain terms of the Notes, (ii) restructure the obligations underlying the Notes, including the Maturity Date and the Conversion Price, and (iii) waive any and all Events of Default arising prior to the date hereof under the Notes, all as further set forth below.

AGREEMENT

 NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

a) Amendment of the Notes.  The Note shall be amended such that the Maturity Date shall be extended to the first anniversary of the Amendment Date.

2.  Waiver of Events of Default, Default Interest and Liquidated Damages.  On execution of this Amendment, any and all Events of Default, as set forth in the Notes, occurring prior to this Amendment shall be deemed waived without further recourse by IBC.

3.  Conversion Price. In consideration for the waivers and accommodations agreed to by IBC in this Amendment, the Conversion Price as set forth in Section 4(b) of the Notes shall be amended to be equal to 35% of the lowest historical traded price of the Company’s common stock prior to any Notice of Conversion, but in no event less than par value of the Common Stock.

4.  New York Law and Jurisdiction.  The Notes and all issues arising out of the Notes shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York and any action brought concerning the transactions contemplated by the Notes shall be brought in the District Court of the Southern District of New York and of any Federal District Court sitting in New York, New York.

5. No Other Effect on the Securities Purchase Agreement or Note. The Notes remains in full force and effect, except as amended by this Amendment.

6.  Effective Date. This Amendment shall be effective as of the Amendment Date.

7.  Miscellaneous.

(a)  Captions; Certain Definitions.  Titles and captions of or in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any of its provisions.  All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Securities Purchase Agreement and Convertible Bridge Note.

(b)  Controlling Law.  This Amendment is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(c)  Counterparts.  This Amendment may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment or its terms to account for more than one of such counterparts.  This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Amendment and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Amendment has been executed and delivered by Drinks and IBC as of the date first set forth above.

Drinks:                                                                Drinks Americas Holdings, Ltd.

By:       /s/ Timothy Owens
Name: Timothy Owens
Title: CEO

IBC:                                                                      IBC Funds LLC

By:       /s/ Samuel Oshana
Name: Samuel Oshana
Title: Managing Member

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